Exhibit 99.1

Seritage Growth Properties Reports First Quarter 2026 Operating Results

New York – May 15, 2026 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties today reported financial and operating results for the three months ended March 31, 2026.

"We continue to advance discussions to refinance our remaining $50 million of corporate debt that matures at the end of July. We are furthering our exploration of the possibility of a strategic transaction while we simultaneously continue our efforts to monetize our remaining assets pursuant to our plan of sale,” said Adam Metz, CEO & President.

Q1 Sale Highlights:

•
Received a distribution of $5.7 million from an unconsolidated entity as a result of the sale of a portion of the underlying property.
•
Subsequent to March 31, 2026, generated $11.0 million in gross proceeds from the sale of one vacant/non-income producing asset.

Financial Highlights:

For the three months ended March 31, 2026:

•
As of March 31, 2026, the Company had cash on hand of $58.8 million, including $14.3 million of restricted cash. As of May 14, 2026, the Company has cash on hand of $63.2 million, including $14.4 million of restricted cash.
•
The Company invested $0.1 million in its consolidated properties and invested $2.4 million in its unconsolidated properties.
•
The Company received distributions of $7.4 million from its unconsolidated properties.
•
The Company recognized impairment charges of $15.2 million on one of its consolidated properties.
•
The Company recorded an other-than-temporary impairment loss of $5.2 million on one of its unconsolidated entities.
•
Net loss attributable to common shareholders of ($31.3) million, or ($0.56) per share.

Portfolio

The table below represents a summary of the Company’s properties as of March 31, 2026 (in thousands except number of leases and acreage data):

Planned Usage	Total	Built SF / Acreage (1)	Leased SF (1)(2)	% Leased	Avg. Acreage / Site
Consolidated
Multi-Tenant Retail	1	209 sf / 14 acres	175	83.6%	14.1
Residential (3)	2	33 sf / 19 acres	12	36.7%	9.5
Premier	2	8 sf / 38 acres	8	100.0%	18.6
Unconsolidated
Other Joint Ventures	2	93 sf / 28 acres	5	5.1%	14.2
Premier	3	158 sf / 55 acres	106	67.4%	18.2

(1) Square footage and acreage are presented at the Company’s proportional share.

(2) Based on signed leases at March 31, 2026.

(3) Square footage represents built ancillary retail space whereas acreage represents both retail and residential acreage. Retail and residential are counted separately.

Financial Summary

The table below provides a summary of the Company’s financial results for the three months ended March 31, 2026:

	Three Months Ended
	March 31, 2026	March 31, 2025
Net loss attributable to Seritage common shareholders	$(31,543)	$(23,427)
Net loss per share attributable to Seritage common shareholders	(0.56)	(0.42)

As of March 31, 2026, the Company had cash on hand of $58.8 million, including $14.3 million of restricted cash. Subsequent to the three months ended March 31, 2026, the Company sold one of its consolidated properties for aggregate gross proceeds of $11.0 million. The Company does not currently have any assets under contract with closings that are deemed probable. Our existing cash on hand will not allow the Company to fund its operating and other expenses, including general and administrative expenses and debt service (collectively, “Obligations”) because the term loan facility, which matures on July 31, 2026, is presently a current Obligation. This uncertainty raises substantial doubt about the Company’s ability to continue as a going concern. For more information on our liquidity position, including our going concern analysis, please see the notes to the consolidated financial statements included in Part I, Item 1 and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each in our Quarterly Report on Form 10-Q.

Litigation Matters

On July 1, 2024, a purported shareholder of the Company filed a class action lawsuit in the U.S. District Court for the Southern District of New York, captioned Zhengxu He, Trustee of the He & Fang 2005 Revocable Living Trust v. Seritage Growth Properties, Case No. 1:24:CV:05007, alleging that the Company, the Company’s Chief Executive Officer, and the Company’s Chief Financial Officer violated the federal securities laws (the “Securities Action”). The complaint seeks to bring a class action on behalf of all persons and entities that purchased or otherwise acquired Company securities between July 7, 2022 and May 10, 2024. The complaint alleges that the defendants violated federal securities laws by issuing false, misleading, and/or omissive disclosures concerning the Company’s alleged lack of effective internal controls regarding the identification and review of impairment indicators for investments in real estate and the Company’s value and projected gross proceeds of certain real estate assets. The complaint seeks compensatory damages in an unspecified amount to be proven at trial, an award of reasonable costs and expenses to the plaintiff and class counsel, and such other and further relief as the court may deem just and proper. On or around January 15, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the District of Maryland, captioned Paul Sidhu v. Seritage Growth Properties, Case No. 1:25-cv-00152 (the “Sidhu Derivative Action”). On or around January 20, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the District of Maryland, captioned James Wallen v. Seritage Growth Properties, Case No. 1:25-cv-00190 (the “Wallen Derivative Action”). On or around May 8, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the Southern District of New York, captioned Derrick Cheroti v. Seritage Growth Properties, Case No. 1:25-vc-00152 (the “Cheroti Derivative Action”). The derivative actions allege the same or similar claimed acts and omissions underlying the Securities Action, assert breach of fiduciary duty and other claims against the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and current and former members of the Company’s Board of Trustees, and name the Company as a nominal defendant. The complaint in each of the derivative actions seeks compensatory damages in an unspecified amount to be proven at trial, an order directing the Company and the individual defendants to reform and improve the Company’s corporate governance and internal procedures, restitution from the individual defendants, an award of costs and expenses to the plaintiff and reasonable attorneys’ and experts’ fees, costs, and expenses, and such other and further relief as the court may deem just and proper. The complaint in the Cheroti Derivative Action also seeks an award of punitive damages, an order directing the individual defendants to account for all damages caused by them and all profits and special benefits and unjust enrichment obtained, and the imposition of a constructive trust. On September 2, 2025, the court in the Cheroti Derivative Action stayed the Cheroti Derivative Action until resolution of the anticipated motion to dismiss in the Securities Action. On November 5, 2025, the court in the District of Maryland proceedings consolidated the Sidhu Derivative Action and the Wallen Derivative Action (the “Consolidated Derivative Action”) and appointed lead counsel. On November 12, 2025, the court in the Consolidated Derivative Action stayed the Consolidated Derivative Action until resolution of the anticipated motion to dismiss in the Securities Action. The Company intends to vigorously defend itself against the allegations in these lawsuits.

Dividends

The Company's Board of Trustees has declared the following dividends on the preferred shares during 2026:

			Series A
Declaration Date	Record Date	Payment Date	Preferred Share
2026
April 20	June 30	July 15	$0.43750
February 25	March 31	April 15	0.43750

Strategic Review

At the 2022 Annual Meeting of Shareholders on October 24, 2022, Seritage shareholders approved the Company’s Plan of Sale. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open-minded to pursuing value-maximizing alternatives, including a potential sale of the Company. There can be no assurance regarding the success of the process.

Market Update

The Company continues to face challenging market conditions, such as elevated interest rates and the availability of debt and equity capital, and it continues to assess other potential macroeconomic impacts including supply chain issues, international conflicts associated with tariffs, potential labor issues, and uncertainty caused by wars and the impacts thereof. While interest rates have started to decline, they remain high relative to interest rates in 2022. Additionally, raising equity capital for land development deals remains challenging. These conditions could apply downward pricing pressures on our remaining assets. In making decisions regarding whether and when to transact on each of the Company’s remaining assets, the Company considers various factors including, but not limited to, the breadth of the buyer universe, macroeconomic conditions including the availability and cost of financing, as well as corporate, operating and other capital expenses required to carry the asset. If these challenging market conditions persist, then we expect that they will continue to adversely impact the Plan of Sale proceeds from our assets and the amounts and timing of distributions to shareholders.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “pro forma,” “believes,” “estimates,” “predicts,” “potential,” "will," "approximately," or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; risks relating to redevelopment activities and disposition of properties; the process and results of the Company’s review of strategic alternatives and our Plan of Sale; to contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; competition and related challenges in the real estate and retail industries and the ability of the Company’s top tenants to successfully operate their businesses; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; environmental, health, safety and land use laws and regulations; and possible acts of war, terrorist activity or other acts of violence or cybersecurity incidents. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2025 and any subsequent Form 10-Qs. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Prior to the adoption of the Company’s Plan of Sale, Seritage was principally engaged in the ownership, development, redevelopment, management, sale and leasing of diversified retail and mixed-use properties throughout the United States. As of March 31, 2026, the Company’s portfolio consisted of interests in 10 properties comprised of approximately 0.8 million square feet of gross leasable area (“GLA”) or build-to-suit leased area and 154 acres of land. The portfolio encompasses five consolidated properties consisting of approximately 0.3 million square feet of GLA and 71 acres (such properties, the “Consolidated Properties”) and five unconsolidated entities consisting of approximately 0.5 million square feet of GLA and 83 acres (such properties, the “Unconsolidated Properties”).

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Investment in real estate
Land	$20,808	$25,406
Buildings and improvements	124,538	134,946
Accumulated depreciation	(15,278)	(14,908)
	130,068	145,444
Construction in progress	629	629
Net investment in real estate	130,697	146,073
Real estate held for sale	8,953	8,692
Investment in unconsolidated entities	144,102	156,242
Cash and cash equivalents	44,499	48,088
Restricted cash	14,315	14,197
Tenant and other receivables, net	3,750	3,665
Lease intangible assets, net	168	171
Prepaid expenses, deferred expenses and other assets, net	14,682	16,651
Total assets (1)	$361,166	$393,779

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Term loan facility, net	$48,663	$47,677
Accounts payable, accrued expenses and other liabilities	11,192	13,302
Total liabilities (1)	59,855	60,979

Commitments and Contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 56,324,607 shares issued and outstanding as of March 31, 2026 and December 31, 2025	562	562
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025; liquidation preference of $70,000	28	28
Additional paid-in capital	1,362,719	1,362,719
Accumulated deficit	(1,063,436)	(1,031,893)
Total shareholders' equity	299,873	331,416
Non-controlling interests	1,438	1,384
Total equity	301,311	332,800
Total liabilities and equity	$361,166	$393,779

(1) The Company's condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs"). See Note 2. The condensed consolidated balance sheets, as of March 31, 2026, include the following amounts related to our consolidated VIEs: $9.0 million included in real estate held for sale, $60.7 thousand of cash and $9.5 thousand of tenant and other receivables and $116.7 thousand of accounts payable, accrued expenses and other liabilities. The consolidated balance sheets, as of December 31, 2025, include the following amounts related to our consolidated VIEs: $8.7 million included in real estate held for sale, $9.9 thousand of cash, $9.5 thousand of tenant and other receivables and $74.5 thousand of accounts payable, accrued expenses and other liabilities.

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
REVENUE
Rental income	$1,909	$4,457
Management and other fee income	141	142
Total revenue	2,050	4,599
EXPENSES
Property operating	1,461	2,908
Real estate taxes	333	953
Depreciation and amortization	400	2,075
General and administrative	5,292	15,693
Total expenses	7,486	21,629
Gain on sale of real estate, net	-	6,936
Impairment of real estate assets	(15,183)	-
Equity in loss of unconsolidated entities	(7,167)	(7,928)
Interest and other income (expense), net	371	860
Interest expense	(2,903)	(5,230)
Loss before income taxes	(30,318)	(22,392)
Benefit from income taxes	-	190
Net loss	(30,318)	(22,202)
Preferred dividends	(1,225)	(1,225)
Net loss attributable to Seritage common shareholders	$(31,543)	$(23,427)

Net loss per share attributable to Seritage Class A common shareholders - Basic	$(0.56)	$(0.42)
Net loss per share attributable to Seritage Class A common shareholders - Diluted	$(0.56)	$(0.42)
Weighted-average Class A common shares outstanding - Basic	56,324	56,283
Weighted-average Class A common shares outstanding - Diluted	56,324	56,283

Properties sold during the three months ended March 31, 2026:

			Total	2026 Qtr
City	State	Full / Partial Sale	Built SF (1)	Sold
Alexandria	VA	Partial Site	-	Q1